                                                                 EXHIBIT 10.3.20

                        LONG-TERM POWER PURCHASE CONTRACT

                                  APPENDIX A.3

                      INTERCONNECTION FACILITIES AGREEMENT

                         SELLER OWNED AND OPERATED BASIS

                                     BETWEEN

                              MAMMOTH--PACIFIC (II)

                                       AND

                       SOUTHERN CALIFORNIA EDISON COMPANY

                        LONG-TERM POWER PURCHASE CONTRACT

                                  APPENDIX A.3

INTERCONNECTION FACILITIES-- SELLER OWNED AND OPERATED FACILITY

     A.3.1 Seller acknowledges that Seller has read Edison's Tariff Rule No. 21 and the Qualifying Facility Milestone Procedure ("QFMP") and understands
Seller's obligations and the consequences to Seller for failure to meet any of the "milestones" in the QFMP which is in effect on the earlier of Seller's (l)
payment of the Project Fee or (2) execution of this Interconnection Facilities
Agreement ("This Agreement").

     A.3.2 In the event Seller loses its priority for existing available Edison line capacity, Seller shall, pursuant to Tariff Rule No. 21, be obligated, to pay any additional cost for upgrades or additions necessary to accommodate
Seller's deliveries. In such event, Edison and Seller shall amend this Agreement to reflect the conditions resulting from the change in priority.

     A.3.3 Seller shall design, purchase, construct, operate and maintain Seller owned Interconnection Facilities at its sole expense. Edison shall have the right to review the design as to the adequacy of the protective Apparatus provided. Any additions or modifications required by Edison shall be incorporated by Seller.

     A.3.4 Notwithstanding the provisions of Section 13, Seller, having elected to own, operate, and maintain the Interconnection Facilities, shall accept all liability and release Edison from and indemnify Edison against any liability for faults or damage to Seller's

                                     A.3-1

                        LONG-TERM POWER PURCHASE CONTRACT

Interconnection Facility, the Edison electric system and the public as a result of the operation of Seller's project.

     A.3.5 Edison shall have the right to observe the construction of the
Interconnection Facilities, and inspect said facilities after construction is completed at the Seller's expense.

     A.3.6 Facilities which are deemed necessary by Edison for the proper and safe operation of the Interconnection Facilities and which Seller desires Edison to own and operate at Seller's expense shall be provided as appendant facilities. Edison shall own, operate and maintain any necessary appendant facilities which may be installed in connection with the Interconnection
Facilities at Seller's expense. Edison may, as it deems necessary, modify the aforementioned facilities at Seller's expense.

     A.3.7 For the appendant facilities, Seller elects (check one):

     X
     --   Option I: Edison shall install, own, operate and maintain the appendant facilities and Seller shall pay to Edison the total estimated cost for the appendant facilities prior to the start of construction of the appendant facilities.

     --   Option II: Seller shall install at Seller's expense its portion of the appendant facilities in accordance with Rule 21. Within 30 days after installation is complete, Seller shall transfer ownership of the appendant facilities to Edison in a manner acceptable to Edison.

                                     A.3-2

                        LONG-TERM POWER PURCHASE CONTRACT

     A.3.8 Maintenance of facilities referred to in Section A.3.6 shall be paid by Seller pursuant to the attached Application and Contract for Interconnection
                                   --------------------------------------------
Facilities Plus Operation and Maintenance ("Interconnection Facilities
------------------------------------------
Contract").

     A.3.9 To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, request the Seller to design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facility. Such equipment and/or Protective Apparatus shall be treated as Interconnection Facilities and added to the Interconnection Facilities Contract by amendment pursuant to
Section A.3.6.

     A.3.10 Edison shall have the right to review any changes in the design of the Interconnection Facilities and recommend modification(s) to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system. The Seller shall be notified of the results of such review by Edison, in writing, within 30 days of the receipt of all specifications related to the proposed design changes. Any flaws perceived by
Edison in the proposed design changes, shall be described in the written notice.

                                     A.3-3

                        LONG-TERM POWER PURCHASE CONTRACT

             APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES

                         PLUS OPERATION AND MAINTENANCE

                     ("INTERCONNECTION FACILITIES CONTRACT")

     The undersigned Seller hereby requests the Southern California Edison
Company (Edison) to provide the appendant facilities described on the last page hereof and by this reference herein incorporated, hereinafter called
"Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities which have been designated as
Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Interconnection Facilities, as are
Added Facilities, shall be provided in accordance with the applicable Tariff
Schedules of Edison. Such Interconnection Facilities are to be owned, operated and maintained by Edison.

     In consideration of Edison's acceptance of this application, Seller hereby agrees to the following:

     1. It Seller elects Option I in Section A.3.7, Seller shall pay to Edison, prior to the start of construction of the Interconnection Facilities, the total estimated costs for the Interconnection Facility as determined by Edison and entered on the last page hereof. In the event Seller abandons its plans for installation of such Interconnection Facility, for any reason whatsoever, including failure to obtain any required permits, Seller shall reimburse Edison upon receipt of supporting documentation for any and all expenses incurred by
Edison pursuant to this Interconnection Facilities Contract within thirty (30)
days after presentation of a bill.

                                       -1-

                        LONG-TERM POWER PURCHASE CONTRACT

     2. If Seller elects Option II in Section A.3.7, Edison shall have the right to observe the construction of the Interconnection Facilities and inspect and test said facilities after construction is completed at the Seller's expense.

     3. The parties also understand and agree that due to equipment acquisition lead time and construction time requirements, Edison requires a minimum of six
(6) months from the time of authorization to construct the aforementioned
Interconnection Facility and place it in operation. Edison shall have no obligation to Seller with regard to any target date established by Seller which is less than eighteen (18) months from the date this application is executed.
However, Edison shall exercise its best effort to meet Seller's projected operational date.

     4. Seller shall pay a monthly charge for the Interconnection Facilities'
operation and maintenance in the amount of 0.9% of the added equipment investment as determined by Edison and as entered by Edison on the last page hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance charges for added facilities pursuant to Rule
No. 2.H. The monthly charge may be based upon estimated costs of the
Interconnection Facilities and when the recorded book cost of the
Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such Interconnection Facilities. Additional charges resulting from such adjustment shall, unless other terms are mutually agreed upon, be payable within thirty (30) days from the date of presentation of a bill

                                       -2-

                        LONG-TERM POWER PURCHASE CONTRACT

therefor. Any credits resulting from such adjustment will, unless other terms are mutually agreed upon, be refunded upon demand of Seller.

     5. Whenever a change is made in the Interconnection Facilities which results in changes in the added equipment investment, the monthly charge will be adjusted on the basis of the revised added equipment investment. The cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill thereof. The description of the Interconnection
Facilities will be amended by Edison on the last page hereof to reflect any changes in equipment, installation and removal cost, amount of added equipment investment, and monthly charge resulting from any such change in the
Interconnection Facilities or adjustment as aforesaid.

     6. The monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use but not before service is first established and rendered through Edison's normal facilities and shall first be payable when Edison shall submit the first energy bill after such date and shall continue until the abandonment of such Interconnection Facilities by
Seller, subject to the provisions of Paragraphs 5. and 6 hereof.

     7. Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said
Facilities occasioned or caused by the Seller or any of his agents, employees or licensees. Failure so to exercise due

                                      -3-

                        LONG-TERM POWER PURCHASE CONTRACT

diligence in the utilization of said Interconnection Facilities will give Edison the right to terminate this Agreement.

     8. Edison's performance under this Interconnection Facilities Contract is subject to the availability of materials required to provide the Interconnection
Facilities provided for herein and to all applicable Tariff Schedules of Edison.

     9. This Application and Contract for Interconnection Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

     10. This Interconnection Facilities Contract shall at all times be subject to such changes or modifications by the Public Utilities commission of the State of California as said Commission may, from time to time, direct in the exercise of its jurisdiction.

DATED:  October 13, 1985               SELLER:  MAMMOTH-PACIFIC

WITNESS:                               BY: /s/ Lee M. Freeman
        ------------------------------     ------------------------------------
                                           LEE M. FREEMAN
                                           Vice President
                                           (Pacific Lighting Energy Systems)
Approved and Accepted for
SOUTHERN CALIFORNIA EDISON COMPANY         Mail (Address)
                                                          ----------------------
By: /s/ Edward A. Myers, Jr.               6055 East Washington Blvd.
   ----------------------------------      Commerce, CA  90040
   EDWARD A. MYERS, JR.
   Vice President

Approved as to Form:

John R. Dury
Vice President and General Counsel

By: /s/ Anne P. Cohn
    --------------------
    Attorney
    10/18/85

                                      -4-